Exhibit 10.11

FIRST AMENDMENT TO ADDENDUM TO MORTGAGE SELLING AND SERVICING CONTRACT (EAF Agreement)

This First Amendment (the “First Amendment”) to that Addendum To Mortgage Selling and Servicing Contract dated effective as of December 31, 2012 (the “EAF Agreement”) by and between FANNIE MAE, a corporation organized and existing under the laws of the United States (“Fannie Mae”) and Nationstar Mortgage LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Servicer”), is hereby mutually agreed upon and entered into effective January 31, 2013.
WITNESSETH:
WHEREAS, Fannie Mae and Servicer desire to include as Eligible Advances under the EAF Agreement certain advances applicable to those mortgage serving rights relating to Fannie Mae loans to be acquired by Servicer from Bank of America, National Association on or about January 31, 2013.
NOW, THEREFORE, in consideration of the mutual premises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon terms and subject to the conditions set forth herein, the Fannie Mae and Servicer agree as follows:
Section 1.     Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the EAF Agreement, as amended hereby, are used herein as therein defined.
Section 2.     Early Reimbursement Amount Limit. The Section of the EAF Agreement titled “Early Reimbursement Amount Limit” shall be amended and restated to provide as follows:
Fannie Mae's obligation to make payment of Periodic Early Reimbursement Amounts will not exceed a maximum Aggregate Early Reimbursement Amount of Three Hundred Twenty Five Million ($325,000,000) dollars or such other amount as increased in accordance with the following sentence, provided that the total of such amount attributable to Legacy Servicing Advances applicable to servicing transferred from Aurora Bank FSB shall not exceed Sixty-Three Million ($63,000,000) dollars. The Aggregate Early Reimbursement Amount shall be increased to accommodate the Eligible Advances applicable to the Mortgage Loans the mortgage servicing rights to which Servicer acquires from Bank of America, National Association on or about January 31, 2013, including applicable Legacy Servicing Advances.
Section 3.     Schedule C.     Schedule C to the EAF Agreement shall be shall be amended and restated to provide as follows:

1

Original Advancing Servicer	Legacy Advance Type: Early Reimbursement Rate (except as may be modified as provided herein)	Transfer Date
AmTrust	P&I Delinquency Advance: [***] T&I Escrow Advances: [***] Corporate Servicing Advances: [***]	December 10, 2010
Flagstar Capital Markets Corporation	P&I Delinquency Advance: [***] T&I Escrow Advances: [***] Corporate Servicing Advances: [***]	May 1, 2010
Flagstar Capital Markets Corporation	P&I Delinquency Advance: [***] T&I Escrow Advances: [***] Corporate Servicing Advances: [***]	September 1, 2011
Aurora Bank FSB	P&I Delinquency Advance: [***] T&I Escrow Advances: [***] Corporate Servicing Advances: [***]	June 30, 2012
GMAC Mortgage	Not Applicable
Bank of America, National Association	P&I Delinquency Advance: [***] T&I Escrow Advances: [***] Corporate Servicing Advances: [***]	(Various - 2013)
Advances made by Servicer relating to Mortgage Loans in each of the above referenced acquired portfolios after the applicable Transfer date shall be Eligible Advances.

Section 4.     Facility Amendment Fee.     [***][***] per annum of the amount the Early Reimbursement Amount Limit is increased as provided in Section 2 of this First Amendment shall be payable as an Amendment Fee on the first business day following the effective date of the increase and pro rated from such effective date to the scheduled end of the Early Reimbursement Period. The Section of the EAF Agreement titled “Facility Renewal/Amendment Fee” shall also be amended and restated to provide as follows:

If extended or renewed in writing by Fannie Mae and Servicer, [***] of the Early Reimbursement Amount Limit shall thereafter be payable as a renewal fee annually on the first business day after December 31 each year. If the Early Reimbursement Amount Limit is increased. [***] of the additional amount shall be payable as an Amendment Fee on the first business day following the effective date of the increase and pro rated from such effective date to the scheduled end of the Early Reimbursement Period.

Section 5.     Due Diligence.     Notwithstanding anything to the contrary in the EAF Agreement, Servicer shall be responsible for all reasonable out-of-pocket costs and expenses of Fannie Mae, including without limitation third party vendor fees, relating to Due Diligence reviews (anticipated to be performed monthly) applicable to the mortgage servicing rights which Servicer acquires from Bank of America, National Association on or about January 31, 2013.

Section 6.     Continuing Effect of the EAF Agreement. Except as expressly amended hereby, the provisions of the EAF Agreement are and shall remain in full force and effect.

Section 7.     Counterparts. This First Amendment to EAF Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned parties has caused this First Amendment to EAF Agreement to be duly executed in its name by one of its duly authorized officers, all as of the date first above written.

FANNIE MAE
By:     /s/ Leslie Peeler____________
Name:    Leslie Peeler______________
Title:     Senior Vice President_______

NATIONSTAR MORTGAGE LLC
By:     /s/ Amar Patel_________________
Name: Amar Patel____________________
Title:     Executive Vice President_________